Exhibit 10.2

Franklin BSP Capital Corporation

9 West 57th Street, Suite 4920

New York, NY 10019

Re: Investment Advisory Agreement between Franklin BSP Capital Corporation and Franklin BSP Capital Adviser L.L.C.

This waiver letter agreement (this “Waiver Letter”) to the Investment Advisory Agreement, dated as of [ ], 2020 (the “Agreement”), by and between Franklin BSP Capital Corporation, a Delaware corporation (the “Company”), and Franklin BSP Capital Adviser L.L.C., a Delaware limited liability company (the “Adviser”), is made this [ ] day of [ ], 2020.

Unless otherwise indicated, capitalized terms shall have the meanings ascribed to them in the Agreement.

For a period of twelve calendar quarters beginning with the quarter in which the Company commences operations, the Adviser hereby agrees to waive all Incentive Fees payable pursuant to the Agreement with respect to such period, provided that any Incentive Fee on Capital Gains payable pursuant to the Agreement that is waived pursuant to this Waiver Letter shall be deemed to have been paid for purposes of calculating the Incentive Fee on Capital Gains payable in subsequent periods.

For a period of 15 months commencing on the date of the closing of a Liquidity Event, the Adviser hereby agrees to waive the Base Management Fee calculated in accordance with the Agreement, in excess of an annual rate equal to 0.5% of the Company’s average gross assets. For a period of 15 months commencing on the date of the closing of a Liquidity Event (the “Incentive Fee Waiver Period”), the Adviser hereby agrees to waive the Incentive Fee on Income in excess of amounts calculated in accordance with the Agreement for periods ending on or prior to the date of the closing of a Liquidity Event, provided, that if the last day of the Incentive Fee Waiver Period (the “Incentive Fee Waiver End Date”) is not the end of a calendar quarter, the Incentive Fee on Income shall be calculated for the quarter during which the Incentive Fee Waiver End Date occurs at the blended rate of (i) the number of days in such quarter prior to and including the Incentive Fee Waiver End Date multiplied by the Incentive Fee on Income as calculated pursuant to the terms of the Agreement for periods ending on or prior to the date of the closing of a Liquidity Event plus (ii) the number of days in such quarter after the Incentive Fee Waiver End Date multiplied by the Incentive Fee on Income as calculated pursuant to the terms of the Agreement for periods ending after the date of the closing of a Liquidity Event, then divided by (iii) the total number of days in such quarter.

Except as expressly amended hereby, the Agreement remains in full force and effect.

This Waiver Letter and the Agreement contain the entire agreement of the parties and supersede all prior agreements, understandings and arrangements with respect to the subject matter hereof and thereof. This Waiver Letter shall be construed in accordance with the laws of the State of New York. For so long as the Company is regulated as a business development company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), this Waiver Letter shall also be construed in accordance with the applicable provisions of the Investment Company Act and the Investment Advisers Act of 1940, as amended (the “Advisers Act”). In such case, to the extent the applicable laws of the State of New York or any of the provisions herein conflict with the provisions of the Investment Company Act or the Advisers Act, the Investment Company Act and the Advisers Act shall control.

This Waiver Letter may be executed in counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one and the same instrument binding on all parties hereto, notwithstanding that all parties shall not have signed the same counterpart.

[Remainder of Page Intentionally Blank]

Very truly yours,

FRANKLIN BSP CAPITAL ADVISER L.L.C.
a Delaware limited liability company

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

FRANKLIN BSP CAPITAL CORPORATION
a Delaware corporation

By:
Name:
Title:

[Signature page to Waiver Letter to Investment Advisory Agreement]